Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"AHA ACQUISITION CORP.", A DELAWARE CORPORATION,

WITH AND INTO "ACCOUNTABLE HEALTHCARE AMERICA INC." UNDER THE NAME OF “ACCOUNTABLE HEALTHCARE AMERICA INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2021, AT 1:35 O`CLOCK P.M.

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CERTIFICATE OF MERGER OF

AHA ACQUISITION CORP.

WITH AND INTO

ACCOUNTABLE HEALTHCARE AMERICA INC.

Pursuant to Title 8, Section 25l(c) of the Delaware General Corporation Law ("DGCL"), the undersigned corporation organized and existing under and by virtue of the DGCL executed the following Certificate of Merger:

FIRST: The name and state of incorporation of each of the constituent corporations of the

Name	State of Incorporation
AHP Acquisition Corp.	Delaware
AHP Healthcare America Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of February 24, 2021, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Accountable Healthcare America Inc_, a Delaware corporation and the name of the corporation being merged into the surviving corporation is AHA Acquisition Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger shall be effective on filing of this Certificate of Merger with the Secretary of State of the State of the State of Delaware

SIXTH: The Agreement and Plan. of Merger is on file at 501 1sT Ave. N, St. Petersburg. FL 33701, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of .Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[Signature Page Follows]

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IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 24th day of February, 2021.

ACCOUNTABLE HEALTHCARE AMERICA INC.

By: /s/ Michael Bowen
Name: Michael Bowen
Title: Chief Financial Officer

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